UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 15, 2021
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	AEY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

a.The annual meeting of shareholders of ADDvantage Technologies Group, Inc. (the “Company”) was held in Carrollton, Texas at our corporate office on September 15, 2021.

b.At the meeting, the following proposals were voted on:

Proposal 1: Election of Directors

Director Name	For	Withheld	Broker Non-Vote
David E. Chymiak	4,910,865	1,574,508	3,272,810
Timothy S. Harden	5,217,760	1,267,613	3,272,810
Joseph E. Hart	5,184,149	1,301,224	3,272,810
James C. McGill	4,909,865	1,575,508	3,272,810
John M. Shelnutt	4,997,343	1,488,030	3,272,810
David W. Sparkman	5,323,449	1,161,924	3,272,810

Proposal 2: Ratify HoganTaylor LLP as the Company’s Independent Registered Public Accountant

The shareholders ratified the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year with 8,586,006 votes for, 1,139,281 votes against, and 32,896 votes abstaining.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: September 16, 2021

/s/ Michael Rutledge
Michael Rutledge
Chief Financial Officer